EXHIBIT 23.2

                             CONSENT OF ACCOUNTANTS

         We consent to the use in the Prospectus constituting part of Post-Effective Amendment Number 1 to the Registration Statement on Form S-1 of our report dated February 15, 2002 on the Statements of Financial Condition for the Shaffer Diversified Fund, LP as of December 31, 2001 and 2000 and the related Statements of Operations, Statements of Changes in Partners' Capital and Statement of Cash Flows for the year ended December 31, 2001 and the period from inception August 29, 2000 to December 31, 2000 and our report dated February 18, 2002 on the balance sheets of Shaffer Asset Management, Inc. as of December 31, 2001 and 2000, which appear in such Prospectus.

         We also consent to the statements with respect to us as appearing under the heading "Experts" in such Prospectus.


New York, New York
October 10, 2002

                                            /s/ Anchin, Block & Anchin LLP
                                            -------------------------------
                                            Anchin, Block & Anchin LLP